As filed with the Securities and Exchange Commission on April 24, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UBUYHOLDINGS, INC.

(Exact Name of the Registrant as Specified in its Charter)

Nevada	87-0435741
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

300 Mamaroneck Ave.

Apt. 201

White Plains, NY 10605

(Address of Principal Executive Offices and Zip Code)

(646) 768-8417

(Registrant’s Telephone Number, Including Area Code)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, NV, 89501, USA

(775) 322-0626

(Name, address, including zip code, and telephone number,

Including the area code of the agent for service)

With copy to

William B. Barnett, Esq.

Barnett & Linn

60 Kavenish Drive

Rancho Mirage, CA 92270

(442) 599-1299

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

i

EXPLANATORY NOTE

We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This registration statement will become effective automatically by lapse of time 60 days from the date of the initial filing of this registration statement pursuant to Section 12(g)(1) of the Exchange Act.

The Registrant has been voluntarily filing 10-Qs and 10-Ks subject to auditor review and year-end audits with the SEC for the past three years. However, once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may”, “will”, “expect”, “intend”, “project”, “estimate”, “anticipate”, “believe”, or “continue” or the negative thereof or similar terminology. They include statements regarding our:

●	financial position,

●	business plans,

●	budgets,

●	amount, nature and timing of capital expenditures,

●	cash flow and anticipated liquidity,

●	future operations of unknown nature costs,

●	acquisition and development of other technology,

●	future demand for any products and services acquired,

●	operating costs and other expenses.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” and include:

●	general economic conditions,

●	our cost of operations,

●	our ability to generate sufficient cash flows to operate,

●	availability of capital,

●	the strength and financial resources of our competitors,

●	our ability to find and retain skilled personnel, and

●	the lack of liquidity of our common stock.

Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this Form 10. Our forward-looking statements speak only as of the date made.

ITEM 1: DESCRIPTION OF BUSINESS

Organization and Corporate History

UBYH, a Nevada corporation, is a public shell company seeking to create value for its shareholders by merging with another entity that has experienced management and growth opportunities, in exchange for shares of our common stock.

No potential merger candidate has been identified at this time.

We do not propose restricting our search for a business opportunity to any particular industry or geographical area and may, therefore, engage in any business in any industry. We have unrestricted discretion to seek and participate in business opportunities, subject to the availability of such opportunities, economic conditions, and other factors.

Selecting a business opportunity to participate in is complex and risky. Additionally, we have limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity that will ultimately benefit our shareholders and us. We will select any potential business opportunity based on our management’s best business judgment.

Our activities are subject to several significant risks, which arise primarily because we have no specific business and may acquire or participate in a business opportunity at the discretion of management, which may act without the consent, vote, or approval of our shareholders. The risks we face are further increased by our limited resources and inability to provide a prospective business opportunity with significant capital.

UbuyHoldings, Inc. (“we”, “us”, the “Company”, “UBUY”), f/k/a E-Pawn.Com, Inc., was incorporated in 1985 in the state of Nevada as Java, Inc. The Company changed its name to Wasatch International Corporation in 1995. It acquired E-Pawn, Inc. in February 2000, and the Company changed its name to E-Pawn.com, Inc. Its wholly owned subsidiary, E-Pawn, Inc., began operations in 1999 to operate an Internet auction site and to acquire and operate complementary electronic commerce (e-commerce) businesses under its UBUYNETWORK.COM umbrella.

We filed our Form 10-K/A for the period ending May 31, 2000, on November 19, 2001, and have been dormant since then. On July 26, 2023, as a result of a custodianship in Clark County, Nevada, Case Number: A-23-871247-B, Custodian Ventures LLC (“Custodian”), managed by Mr. David Lazar, was appointed custodian of the Company. On the same date, the Custodian appointed Mr. David Lazar as the Company’s Chief Executive Officer, President, Secretary, Chief Financial Officer, and Chairman of the Board of Directors.

Mr. David Lazar was the CEO and Chairman of the Company from July 26, 2023, until June 20, 2024. On June 20, 2024 (the “Closing Date”), and effective on June 24, 2024 (the “Effective Date”), Mr. David Lazar (the “Seller”) and AEI Capital Ltd. (the “Purchaser”) entered into a Stock Purchase Agreement (the “SPA”) dated May 16, 2024. Pursuant to the SPA, among other provisions, the Seller agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Seller a total of 10,000,000 shares of Series A-1 Preferred Stock of the Company held in the name of the Seller (the “Purchased Shares”). The Purchased Shares represented 100% of the Company’s issued and outstanding Series A-1 Preferred Stock and 95% of the total voting power of issued and outstanding Preferred (upon conversion) and Common stock of the Company. In connection with the transaction and subsequent amendments to the SPA, all previous officers of the Company resigned from their positions, and new officers designated by the Purchaser assumed their roles on June 24, 2024, with immediate effect. Pursuant to the SPA and subsequent amendments, the Board of Directors (“Board”) appointed Mr. John Tan Honjian to fill a vacancy on the Company’s Board of Directors caused by the resignation of the Company’s sole Board Member, Mr. David Lazar. Such appointments and resignations became effective on June 24, 2024. Mr. John Tan Honjian was appointed as the Company’s CEO, President, CFO, and Secretary of the Company. Subsequently, on April 16, 2025, Mr. Mohd Azham bin Azudin was appointed as the Chief Financial Officer.

The Company’s business model was based on acquiring companies that could be efficiently integrated into the Company and that could potentially use the Company’s e-commerce system and network to add value. The Company intended to expand globally with acquisitions in major economic markets.

Revenue

We currently have no operations and will rely upon a merger with or acquisition of an operating business to commence operations and generate revenue.

General Business Plan

Our business plan to pursue a merger is fraught with uncertainties, posing risks to investors.

We intend to seek, investigate, and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms that desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry, or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is intended to be general and is not meant to restrict our unlimited discretion to search for and enter into potential business opportunities. We anticipate we may be able to participate in only one potential business venture due to our limited financial resources. We may seek business opportunities with entities that have recently commenced operations or that desire to utilize the public marketplace to raise additional capital to expand into new products or markets, develop a new product or service, or pursue other corporate purposes. All of these activities pose risks to investors, including dilution and management risks.

We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances in some industries, and shortages of available capital, we believe that numerous firms are seeking the benefits of an issuer that has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders, and other factors. Potentially, business opportunities may arise across many industries and at various stages of development, making the task of comparative investigation and analysis of such opportunities challenging and complex. We have, and will continue to have, essentially, no assets to provide the owners with business opportunities. However, we can offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer that has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our Board of Directors. We intend to identify prospective business opportunities that may come to our attention through our director’s present associations, professional advisors, or stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after the proposed transaction closes.

Acquisition Interest

In implementing a particular business acquisition structure, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, our present management and stockholders will probably no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote from our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state laws.

It is anticipated that any securities issued in such reorganization will be issued based on the exemption from registration under federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market that may develop in our securities may have a depressive effect on their future value. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). To obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such an event, our stockholders would retain less than 20% of the surviving entity’s issued and outstanding shares. This would result in significant dilution of our stockholders’ equity.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis and verification of specific information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will, in all likelihood, hold a substantially lesser percentage of ownership interest in us following any merger or acquisition. The percentage of ownership may be subject to a significant reduction if we acquire a target company with assets and growth expectations. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include other miscellaneous terms.

As stated above, we will not acquire or merge with any entity that cannot provide independent, audited financial statements within a reasonable period after the closing of the proposed transaction. If such audited financial statements are not available at closing, or within the time parameters necessary to ensure our compliance with the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will ensure that the proposed transaction will be voidable, at the discretion of our present management. If such a transaction is voided, the definitive closing documents may also include a provision for reimbursement of our costs incurred in connection with the proposed transaction.

Rule 419 and Blank Check Companies

The definition of “blank check company” as set forth in Rule 419 of the Securities Act is a company that:

1.	Is a development-stage company that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

2.	Is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

The provisions of Rule 419 apply to every registration statement filed under the Securities Act of 1933, as amended, by a blank check company. Rule 419 requires that the blank check company filing such a registration statement deposit the securities being offered and the proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger. In addition, the registrant must file a post-effective amendment to the registration statement containing the same information found in a Form 10 registration statement, upon executing an agreement for such acquisition or merger. The rule provides procedures for releasing the offering funds in conjunction with the post-effective acquisition or merger. The obligations to file post-effective amendments are in addition to the obligations to file Form 8-K to report both the entry into a material non-ordinary course agreement and the completion of the transaction. Rule 419 applies to both primary and resale (secondary) offerings.

Within five (5) days of filing a post-effective amendment setting forth the proposed terms of an acquisition, the company must notify each investor whose shares are in escrow. Each investor has no fewer than 20 and no greater than 45 business days to inform the company in writing if they elect to remain an investor. A failure to reply indicates that the person has elected not to remain in the investor transaction.

The Company has no current intent to file a registration statement with the SEC for the purpose of selling securities to raise capital for the Company or for acquisitions and mergers.

Competition

We believe we are an insignificant participant among the firms that acquire business opportunities. Many established venture capital and financial concerns have significantly greater financial and personnel resources, as well as technical expertise, than we do. Given our limited financial resources and management availability, we will remain at a significant competitive disadvantage compared to our competitors.

Investment Company Act of 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. If we engage in business combinations that result in us holding passive investment interests in several entities, we could be subject to regulation under the 1940 Act. In such an event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC regarding our status under the 1940 Act, and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that we are currently exempt under Regulation 3a-2 of the 1940 Act.

Intellectual Property

We own no intellectual property.

Employees

We presently have no full-time executive, operational, or clerical staff.

Mr. John Tan Honjian is our CEO, President, and Secretary, and sole director, is part-time and devotes approximately 10 hours weekly to Company affairs. Mr. Mohd Azham bin Azudin, our Chief Financial Officer, is part-time and devotes approximately 10 hours weekly to Company affairs.

Factors Affecting Future Performance

Rather than operating as a business, our goal is to obtain debt and/or equity financing to meet our ongoing operating expenses and to attempt to merge with another entity with experienced management and growth opportunities, in return for shares of our common stock, to create value for our shareholders.

Although there is no assurance that this series of events will be successfully completed, we believe we can complete an acquisition or merger that will enable us to continue as a going concern. Any acquisition or merger will most likely be dilutive to our existing stockholders.

Jumpstart Our Business Startups Act

The disclosure contained below generally discusses the terms of the “Jumpstart Our Business Startups Act”. Currently, the Company has limited operations or revenues and, as such, does not anticipate that it will affect certain of the transactions covered by such Act until, if at all, the time a change in control of the Company is effected. Until such time as the Company effects a change in control, it does not anticipate that it will benefit from the exemptions from certain financial disclosure required in a registration statement, as well as the simplification of the sale of securities and the relaxation of general solicitation for Rule 506 offerings.

In April 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing for small companies.

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934.

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings.

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company offers sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act, and such sales are exempt from state law registration, documentation, or offering requirements.

In general, under the JOBS Act, a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities occurred after December 8, 2011, and the company had less than $1 billion in total annual gross revenue during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1.07 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO.

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company and will be affected by some of the changes provided in the JOBS Act and by certain new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years.

(ii) selected financial data required for only the fiscal years that were audited.

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the financial disclosure requirements promulgated by Regulation S-K under the SEC’s Rules and Regulations already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently, a smaller reporting company is not required to file selected financial data as part of its registration statement and only needs audited financial statements for its two most recent fiscal years, and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any PCAOB requirement for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report on the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company may communicate with qualified institutional buyers or accredited institutions to gauge interest in a contemplated offering, either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company, regardless of whether such reports provide sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers, and potential investors, communications with management, and distribution of research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis, provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides that a company may elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election is irrevocable. The Company has elected not to opt out of the transition period.

ITEM 1A: RISK FACTORS

The Company qualifies as a smaller reporting company, as defined by § 229.10(f)(1), and is not required to provide the information required by this Item.

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Form 10 contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited financial statements and accompanying notes and the other financial information appearing elsewhere in this report. The analysis set forth below is provided pursuant to applicable Securities and Exchange Commission regulations and is not intended to serve as a basis for projections of future events. Refer also to “Cautionary Note Regarding Forward Looking Statements” in Item 1 above.

The Company currently has no operations or revenue as of the date of this Report. We are currently developing a comprehensive business plan. Management intends to explore and identify viable business opportunities in the U.S. and globally, including pursuing a reverse merger to acquire a business. Our ability to effectively identify, develop, and implement a feasible plan for our company may be hindered by risks and uncertainties beyond our control, including, without limitation, the continued adverse effects of the coronavirus pandemic on the U.S. and global economies.

Plan of Operation

The Company has no operations from continuing businesses other than expenditures related to running the Company, and it has no revenue from continuing operations as of the date of this Report.

Management intends to explore and identify business opportunities within the U.S and globally, including a potential acquisition of an operating entity through a reverse merger, asset purchase, or similar transaction. Our Chief Executive Officer has experience in business consulting. However, no assurances can be given that he can identify and implement a viable business strategy, or that any such strategy will yield profits. Our ability to effectively identify, develop, and implement a feasible plan for our business may be adversely affected by risks and uncertainties beyond our control, including, without limitation, the ongoing conditions of the U.S. and global economies.

We do not currently engage in business activities providing revenue or cash flow. However, during the next 12 months, we anticipate incurring costs related to investigating, evaluating, and negotiating potential business combinations, filing S.E.C. reports, and consummating an acquisition of an operating business.

Given our limited capital resources, we may consider a business combination with an entity that has recently commenced operations, is a developing company, or otherwise needs additional funds to develop new products or services or to expand into new markets. Alternatively, a business combination may involve the acquisition of, or a merger with, an entity seeking access to the U.S. capital markets.

As of the date of this Report, our management has not had any discussions with any representative of any other entity regarding a potential business combination. Any selected target business may be financially unstable or in the early stages of development. In such an event, we expect to be subject to numerous risks inherent in the business and operations of a financially unstable or early-stage entity. In addition, we may have a business combination with an entity in an industry characterized by a high level of risk or in which our management has limited experience, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that, due to our limited capital, we will likely only be able to effect one business combination. This lack of diversification will likely pose a substantial risk in investing in the Company indefinitely because it will not permit us to offset potential losses from one venture or operating territory against gains from another. The risks we face will likely be heightened if we acquire a business operating in a single industry or geographical region.

We anticipate that selecting a business combination will be a complex and risk-prone process. Because of general economic conditions, rapid technological advances in some industries, and shortages of available capital, management believes that several firms are seeking business opportunities at this time at discounted rates, which we will compete on. We expect that any potentially available business combinations may appear in various industries or regions and at various stages of development, all of which will likely render the task of comparative investigation and analysis of such business opportunities challenging and complicated. Once we have developed and begun implementing our business plan, management intends to fund our working capital requirements through a combination of existing funds and future issuances of debt or equity securities. Our working capital requirements are expected to increase as we implement our business plan and commence operations.

Based on our current operations, we do not have sufficient working capital to fund our operations over the next 12 months. If we can close a reverse merger, we will likely need capital as a condition of closing that acquisition. Because of the uncertainties, we cannot be certain how much capital we need to raise or the type of securities we will be required to issue. In connection with a reverse merger, we will be required to issue a controlling block of our securities to the target shareholders, which will be very dilutive.

Additional issuances of equity or convertible debt securities will dilute our current shareholders’ equity. Further, such securities might have rights, preferences, or privileges senior to our Common Stock. Additional financing may not be available on acceptable terms, or at all. If adequate funds are not available or available on acceptable terms, we may not be able to pursue prospective new business opportunities, which could significantly and materially restrict our business operations.

We anticipate that we will incur operating losses in the next 12 months, principally costs related to our obligation to file reports with the S.E.C. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their early stages of development. Such risks for us include, but are not limited to, an evolving and unpredictable business model, recognition of revenue sources, and managing growth. To address these risks, we must, among other things, develop, implement, and successfully execute our business and marketing strategy, respond to competitive developments, and attract, retain, and motivate qualified personnel. There can be no assurance that we will successfully address such risks, and the failure to do so could have a material adverse effect on our business prospects, financial condition, and results of operations.

Going Concern Assessment

The independent registered public accounting firm auditors’ report accompanying our May 31, 2025, financial statements contained an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared “assuming that we will continue as a going concern”, which contemplates realizing our assets and satisfying our liabilities and commitments in the ordinary course of business.

Off-Balance Sheet Arrangements

As of the date of this Report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, as well as related disclosures of contingent assets and liabilities. The estimates are based on historical experience and various other assumptions believed to be reasonable under the circumstances, and the results of which form the basis for judgments about the carrying values of assets and liabilities that are not readily determinable from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The critical accounting policies are discussed in further detail in the notes to the audited consolidated financial statements, which appear elsewhere in this prospectus. Management believes that consistently applying these policies enables us to provide useful and reliable financial information about our operating results and financial condition.

ITEM 3: PROPERTIES

The Company has no property and has no agreements to acquire any property at this time. The Company currently uses an office provided by Mr. John Tan Honjian, the President and the Company’s major shareholder, at no cost to the Company. Mr. Tan has agreed to continue this arrangement until the Company completes an acquisition or merger.

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth specific information regarding beneficial ownership of the Company’s Common Stock as of April 21, 2026 by (i) each person who the Company knows to own beneficially more than 5% of any classes of outstanding Common Stock, (ii) each director of the Company, (iii) each of the Chief Executive Officers and the executive officers (collectively, the “Named Executive Officers”) and (iv) all directors and executive officers of the Company as a group based upon 5,687,356,400 shares outstanding.

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership(1)	% of Class of Stock
Officers and Directors

AEI Capital Ltd P.O Box 4342 Road Town Tortola, BVI D8 00000 John Tan Honjian, CEO. He is also a Director and has voting control of AEI.	Common Stock	5,402,988,580	95%

Mohd Azham bin Azudin, CFO No. 14 Lorong 31, Taman Patani Jaya 08000, Sungai Petani, Kedah,	-0-	-0-	-0-

All Officers & Directors as a Group(2)	Common Stock	5,402,988,580	95%

ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth our executive officers’ and directors’ names and positions. Directors will be elected at our annual meeting of stockholders and serve for one year or until their successors are elected and qualified. The Board elects officers whose terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

Name	Age	Position
John Tan Honjian	37	CEO/Pres/Secretary/Director
Mohd Azham bin Azudin	53	CFO

John Tan Honjian

Upon the Change of Control on June 20, 2024, Mr. John Tan Honjian became an officer and sole director of the Company. Subsequently, on April 16, 2025, Mr. Mohd Azham bin Azudin was appointed Chief Financial Officer.

Mr. Tan, is based in Kuala Lumpur, Malaysia, brings extensive expertise as a corporate strategist and private equity investor with significant legal experience in local and cross-border corporate mergers and acquisitions, corporate joint ventures and strategic alliances, foreign investment, private equity and venture capital deals, private fund establishment and structuring for private equity fund and venture capital funds, project financing, structuring of investment deals for high net-worth family offices, strategic structuring of business deals, and property transactions for both corporate and individual clients.

Since January 2015, Mr. Tan has served as Chairman and CEO of AEI Capital Group located in Hong Kong, Kuala Lumpur, and Shenzhen, where he led the Asia-Pacific-focused private equity investment group with AUM exceeding USD $3 billion with the support of a seasoned team backed by diverse experience in more than 100 M&A transactions, exceeding 50 private equity deals and above 20 IPO exercises in major financial centers such as New York, Hong Kong, Singapore, Sydney and Kuala Lumpur. AEI Capital Group specializes in late-stage, pre-IPO investments, merger and acquisition/joint venture transactions, private equity/venture capital deals, private investment in public equity (PIPE), hedge fund portfolio, private fund structuring, and buy-out of high-growth small and medium-sized enterprises and tech ventures, with preferred exit via IPO on global stock exchanges such as HKEX, ASX, and NASDAQ. AEI Capital Group received the Best Private Equity Firm (East Asia) award at the Fund Awards 2021 and 2022, presented by Wealth & Finance International (WFI).

Mr. Tan has served as Chief Executive Officer, Chairman, and Director of OpGen since August 2, 2024, a position he continues to hold, and as co-president of the Investment Banking Services Group at European Credit Investment Bank Ltd. since January 2020, where he leads its offshore investment banking services group to serve small-cap listed companies across the Asia Pacific whose capital market needs are still largely underserved by onshore investment banks and global institutional investors. Mr. Tan has served on the boards of directors of various high-growth companies across the Asia-Pacific region and has acted as a board advisor to publicly listed companies in the region.

Earlier in his career, Mr. Honjian specialized in mergers and acquisitions, capital markets, and private equity as a common law-qualified cross-border corporate lawyer at Rajah and Tann Singapore LLP, the largest law firm in the ASEAN region, headquartered in Singapore, with affiliate offices in Cambodia, China, Indonesia, Laos, Malaysia, Myanmar, the Philippines, Thailand, and Vietnam, and founded in 1976. Mr. Tan also served as regional counsel for a Fortune 100 company, overseeing the ASEAN and South Asia regions. Mr. Tan has received the Global Innovator Award 2018 in the Finance and Investment Category from the Global SME Alliance and the United Nations for his significant contribution to the ASEAN-plus-China One-Belt-One-Road private equity investment thesis. Mr. Tan spoke as a Panel Speaker at the Global SME Summit alongside global leaders such as France’s former Prime Minister, Mr. Jean-Pierre Raffarin, and China’s former Vice Premier, Mdm. Wu Gui Xian. Mr. Tan completed his Master of Business Administration (MBA) Essentials Programme at the London School of Economics and Political Science (LSE), and an Executive Programme on Blockchain Strategy at the University of Oxford. He also completed his Postgraduate Executive Programme in Alternative Investments at Harvard University.

Mr. Azudin was appointed Chief Financial Officer by the Board of Directors on April 16, 2025.

Mr. Azudin has over 25 years of investment experience, specifically in private equity, venture capital, and corporate advisory work, including corporate structuring, finance, and mergers and acquisitions. Since March 2023, he has served as Vice President of Group Investments and Corporate Advisory at AEI Capital Ltd. On December 4, 2024, the Board of Directors of OpGen, Inc. appointed Mr. Azudin as Chief Operating Officer of the Company, a position he continues to hold. Mr. Azudin will retain such role; however, in that capacity, he will also serve as the Company’s Chief Operating Officer. From September 2022 to January 2023, Mr. Azudin served as the Lead Executioner for the Security Token Offering (“STO”) Division at ATA Global Inc., US. From March 2021 to June 2021, Mr. Azudin was involved in the F&B Fund Framework and Conceptualization Paper at Articulate Fusion Sdn. Bhd. Mr. Azudin served as Vice President of Private Equity Investments at Malaysian Development Bank’s Private Equity Management Company from 2007 to 2010 and as Executive Vice President of Corporate Affairs at Quest Mastery Asia Group from 2017 to 2021. Mr. Azudin holds a chartered accountant designation from the Malaysian Institute of Accountants.

Term of Office

All of our directors are appointed for a one-year term to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation, or removal. Executive officers serve at the discretion of the Board of Directors and are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders.  Our executive officers are appointed by our Board of Directors and hold office until removed by the Board.

Family Relationships

There are no family relationships between or among the directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present director (or person nominated to become director), executive officer, founder, promoter or control person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Director Independence

The Board consists of one member, none of whom meet the independence requirements of the Nasdaq Stock Market as currently in effect.

Audit Committee

We do not have any Board committees because we have only one director.

Director Independence

We do not currently have any independent directors. We evaluate independence by the standards for director independence established by Marketplace Rule 5605(a)(2) of the Nasdaq Stock Market, Inc.

Board Leadership Structure

We have chosen to combine the Chief Executive Officer and Board Chairman positions because the same person serves as our sole director.

Code of Ethics and Insider Trading

Our Board has not adopted a Code of Ethics or an Insider Trading Policy due to the Company’s size and lack of employees. As of the date of this Report, our sole director is also our Chief Executive Officer.

ITEM 6: EXECUTIVE COMPENSATION

The following information is related to the compensation paid, distributed, or accrued by us for the fiscal year ended May 31, 2025, to our Chief Executive Officer (principal executive officer) during the last fiscal year and the two other most highly compensated executive officers serving as of the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”):

We have not paid any compensation to our Chief Executive Officers (the “Named Executive Officers”) during the last two fiscal years.

Employment Agreements

The Company currently has no employment agreements with its executive officers or other employees.

Director Compensation

To date, we have not paid our director any compensation for services on our Board.

Equity Compensation Plan Information

The Company has no securities authorized for issuance or outstanding under any equity compensation plan or under equity compensation grants made outside such a plan.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Not applicable.

ITEM 8: LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and are unaware of any pending or potential legal actions.

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades in the Expert Market under the symbol “UBYH”. There is no quoted stock price at this time.

Shareholders

Our common stock is issued in registered form. Pacific Stock Transfer, 6725 Via Austi Parkway #300, Las Vegas, Nevada 90119, is the registrar and transfer agent for our shares of common stock.

As of April 21, 2026, 5,687,356,400 shares of our common stock were outstanding, held by approximately 792 record stockholders. The number of record holders was determined from our transfer agent’s records and does not include beneficial owners of common stock held in the names of various securities brokers, dealers, and registered clearing agencies.

Dividends

We have never paid or declared dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

We currently do not have any equity compensation plans.

Unregistered Sales of Equity Securities

We have previously disclosed all sales of securities without registration under the Securities Act of 1933.

ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11: DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common stock

As of April 21, 2026, the Company had authorized 7,000,000,000 common shares with a par value of $0.001. As of April 21, 2026, there were 5,687,356,400 common shares issued and outstanding.

Preferred stock

On December 6, 2023, the Company awarded Custodian Ventures 55,000,000 Class A Preferred Stock, and 10,000,000 shares of newly designated Series A-1 Preferred Stock with a par value of $0.001. These shares were awarded for services performed and to cancel all advances made by the Custodian to the Company to enable the Company to pay for its operating expenses. The Class A Preferred Stock, which was convertible on a 1-for-1 basis to common stock, was valued at $0.0003, which was the trading price of the Company’s common stock on the date of issuance of the Class A shares, which equaled a value of $16,500. The 10,000,000 shares of Preferred A-1 stock were convertible in 95% of the then-outstanding shares of common stock. The fair market selling price of comparable shell companies was determined to be $250,000, of which the Preferred A-1 stock granted a 95% interest, resulting in a value of $237,500.

On January 5, 2024, Custodian Ventures converted its 55,000,000 Class A shares to 55,000,000 common shares. Simultaneously, the holder of 50,000,000 Class A shares also converted their shares to 50,000,000 shares of common stock.

On March 30, 2026, AEI Capital Ltd. converted its 10,000,000 shares of Series A-1 Preferred Stock into 5,402,988,580 shares of common stock. As of April 21, 2026, there were 10,000,00 shares of Preferred Stock with a par value of $0.001 authorized and no Preferred Stock issued and outstanding.

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe the indemnification provisions in our articles are necessary to attract and retain qualified directors and officers.

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the years ended May 31, 2025, and 2024, and our unaudited financial statements for the nine-month periods ending February 28, 2026, and 2025, appear at the end of this registration statement on pages F-1 through F-23.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 14, 2024, we appointed Beckles & Co. Inc. of West Palm Beach, Florida, as our new independent auditors.

There have been no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

ITEM 15: FINANCIAL STATEMENTS, AND EXHIBITS

(a) Financial Statements

Our audited financial statements for the years ended May 31, 2025, and 2024, and our unaudited financial statements for the nine-month periods ending February 28, 2026, and 2025, appear at the end of this registration statement on pages F-1 through F-23.

(b) Exhibits

See the Exhibit Index beginning following the signature page.

Where You Can Find More Information

For further information with respect to Ubuy Holdings Inc., and its common stock, please refer to the registration statement, including its exhibits and schedules. Statements made in this registration statement relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, at the SEC’s public reference room, located at 100 F Street, NE, Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330, as well as on the Internet website maintained by the SEC at sec.report.gov. Information contained on any website referenced in this registration statement is not incorporated by reference in this registration statement.

The Company intends to be subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, to file periodic reports, proxy statements, and other information with the SEC.

You should rely only on the information contained in this registration statement or on which this registration statement refers. The Company has not authorized any person to provide you with different information or to make any representation not contained in this registration statement.

UBUY HOLDINGS INC.

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements for the Years Ended May 31, 2025 and 2024

Unaudited Financial Statements for the Nine Months Ended February 28, 2026 and 2025

Condensed Balance Sheets, February 28, 2026 (Unaudited), and May 31, 2025	F-12

Condensed Unaudited Statements of Operations, for the Three and Nine Months Ended February 28, 2026, and February 28, 2025	F-13

Condensed Unaudited Statements of Changes in Stockholders’ (Deficit), for the Three and Nine Months Ended February 28, 2026, and February 28, 2025	F-14

Condensed Unaudited Statements of Cash Flows for the Nine Months Ended February 28, 2026 and February 28, 2025	F-15

Notes to the Unaudited Condensed Interim Financial Statements	F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of UbuyHoldings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of UbuyHoldings, Inc as of May 31, 2025 and 2024, the related statements of operations, stockholders’ (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole10, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

400 Columbia Drive, Suite 101

West Palm Beach, FL 33409

Ph.561 689-4093

Fax: 954 827-0968

No matters identified in the audit were considered to be critical audit matters.

/s/ Beckles & Co

Beckles & Co. Inc. (PCAOB ID 7116)

We have served as the Company’s auditor since 2024

West Palm Beach, FL

May 5, 2025

400 Columbia Drive, Suite 101

West Palm Beach, FL 33409

Ph.561 689-4093

Fax: 954 827-0968

UbuyHoldings, Inc.

Balance Sheets

	May 31, 2025	May 31, 2024
ASSETS
Current assets:	$-	$-
Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$34,141	$-
Notes payable related parties	18,584	45,102
Total current liabilities	52,725	45,102

Commitments and contingencies	-	-

Stockholders’ Deficit:
Preferred Stock, Class A $0.10 par value -0- shares authorized, -0- and -0- shares issued and outstanding respectively, as of May 31, 2025, and May 31, 2024	-	-
Preferred Stock, Class A-1 $0.001 par value 10,000,000 shares authorized 10,000,000 and 10,000,000 shares issued and outstanding, respectively, as of May 31, 2025, and May 31, 2024	10,000	10,000
Common stock, $0.001 par value, 500,000,000 shares authorized, 284,367,820 and 284,367,820 shares issued and outstanding, respectively, as of May 31, 2025, and May 31, 2024	284,368	284,368
Additional paid-in capital	13,919,192	13,874,090
Accumulated deficit	(14,266,285)	(14,213,560)
Total Stockholders’ deficit	(52,725)	(45,102)
Total liabilities and deficit	$-	$-

The accompanying notes are an integral part of these financial statements.

UbuyHoldings, Inc.

Statements of Operations

	Fiscal Year ended May 31,	Fiscal Year ended May 31,
	2025	2024
Operating expenses:
General and administrative	$52,725	$284,102
Total operating expenses	52,725	284,102
Loss from operations	(52,725)	(284,102)
Loss before income taxes	(52,725)	(284,102)
Provision for income taxes (benefit)	-	-
Net loss	$(52,725)	$(284,102)

Basic (loss) per common share	$(0.00)	$(0.00)
Diluted (loss) per common share	$(0.00)	$(0.00)

Weighted-weighted average number of shares outstanding:
Basic	284,367,820	221,826,836
Diluted	284,367,820	221,826,836

The accompanying notes are an integral part of these financial statements.

UbuyHoldings, Inc.

Statements of Changes in Stockholders’ Deficit

			Preferred Stock				Additional		Total
	Preferred A Stock		Series A-1		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Value	Shares	Amount	Capital	Deficit	Deficit
Balance, May 31, 2023	50,000,000	$5,000,000	-	$-	179,367,820	$179,368	$8,735,090	$(13,929,458)	$(15,000)

Issuance of Series A Preferred Stock	55,000,000	$5,500,000	-		-		(5,483,500)	-	16,500

Issuance of Series A-1 Preferred Stock			10,000,000	$10,000			227,500		237,500

Conversion of Series A Preferred Stock to Common Stock	(105,000,000)	$(10,500,000)			105,000,000	$105,000	10,395,000		-

Net (loss)		-		-		-	-	(284,102)	(284,102)

Balance, May 31, 2024	-	$-	10,000,000.00	$10,000	284,367,820	$284,368	$13,874,090	$(14,213,560)	$(45,102)

	Preferred A Stock		Preferred Stock Series A-1		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Value	Shares	Amount	Capital	Deficit	Deficit
Balance, May 31, 2024	-	$-	10,000,000	$10,000.00	284,367,820	$284,368	$13,874,090	$(14,213,560)	$(45,102)

Forgiveness of debt by related party							45,102	-	45,102

Net (loss)		-		-		-	-	(52,725)	(52,725)

Balance, May 31, 2025	-	$-	10,000,000.00	$10,000	284,367,820	$284,368	$13,919,192	$(14,266,285)	$(52,725)

The accompanying notes are an integral part of these financial statements.

UbuyHoldings, Inc.

Statements of Cash Flows

	Fiscal Year ended May 31,	Fiscal Year ended May 31,
	2025	2024
Cash flows from operating activities
Net (loss)	$(52,725)	$(284,102)
Stock compensation expense	-	254,000
Accounts payable and accrued liabilities	34,141	(10,000)
Net cash (used in) operating activities	(18,584)	(40,102)

Cash flows from financing activities:
Notes payable related parties	18,584	40,102
Net cash provided by financing activities	18,584	40,102

Net increase in cash and cash equivalents	$-	$-
Cash and cash equivalents at beginning of period	-	-
Cash and cash equivalents at end of period	$-	$-

Supplemental disclosure of non-cash investing and financing activity
Sale of Series A-1 Preferred Stock as forgiveness of notes payable-related party debt	$45,102	$-

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIALS STATEMENTS FOR THE

FISCAL YEARS ENDED MAY 31, 2025 AND 2024

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

UbuyHoldings, Inc. (“we”, “us”, the “Company”, “UBUY”), f/k/a E-Pawn.Com, Inc. was incorporated in 1985 in the state of Nevada as Java, Inc. The Company changed its name to Wasatch International Corporation in 1995. It acquired E- Pawn, Inc. in February 2000, and the Company changed its name to E-Pawn.Com, Inc. Its wholly-owned subsidiary E-Pawn, Inc., began operations in 1999 to operate an Internet auction site and to acquire and operate complementary electronic commerce (e-commerce) businesses under its UBUYNETWORK.COM umbrella.

The Company filed its Form 10-K/A for the period ended May 31, 2000 on November 19, 2001 and has been dormant since that time. On July 26, 2023 as a result of a custodianship in Clark County, Nevada, Case Number: A-23-871247-B, Custodian Ventures LLC (“Custodian”), managed by Mr. David Lazar was appointed custodian of the Company. On the same date, Custodian appointed Mr. David Lazar as the Company’s Chief Executive Officer, President, Secretary, Chief Financial Officer, and Chairman of the Board of Directors.

On June 20, 2024 (the “Closing Date”), and effective on June 24, 2024 (the “Effective Date”), David Lazar (the “Seller”) and AEI Capital Ltd. (the “Purchaser”) entered into a Stock Purchase Agreement (the “SPA”) dated May 16, 2024. Pursuant to the SPA, among other provisions, the Seller agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Seller a total of 10,000,000 shares of Series A-1 Preferred Stock of the Company held in the name of the Seller (the “Purchased Shares”). The Purchased Shares represented 100% of the Company’s issued and outstanding Series A-1 Preferred Stock and 95% of the total voting power of issued and outstanding Preferred and Common stock of the Company. In connection with the transaction contemplated by the SPA and subsequent amendments, all previous officers of the Company resigned from their positions, and new officers designated by the Purchaser assumed their roles on June 24, 2024, with immediate effect.

Pursuant to the SPA and subsequent amendments, the Board of Directors (“Board”) appointed Mr. John Tan Honjian to fill a vacancy on the Company’s Board of Directors caused by the resignation of the Company’s sole Board Member, Mr. David Lazar. Such appointments and resignations became effective on June 24, 2024. Also, on the Effective Date, the Board appointed Mr. John Tan Honjian as President/CEO and CFO and as Secretary. Subsequently, on April 16, 2025, Mr. Mohd Azham bin Azudin was appointed as the Chief Financial Officer.

Since January 2015, Mr. Honjian has served as Chairman and CEO of AEI Capital Group located in Hong Kong, Kuala Lumpur, and Shenzhen, where he led the Asia-Pacific-focused private equity investment group with AUM exceeding USD $3 billion with the support of a seasoned team backed by diverse experience in more than 100 M&A transactions, exceeding 50 private equity deals and above 20 IPO exercises in major financial centers such as New York, Hong Kong, Singapore, Sydney and Kuala Lumpur. AEI Capital Group specializes in late-stage, pre-IPO investments, merger and acquisition/joint venture transactions, private equity/venture capital deals, private investment in public equity (PIPE), hedge fund portfolio, private fund structuring, and buy-out of high growth small and medium-sized enterprises and tech ventures, with preferred exit via IPO on global stock exchanges such as HKEX, ASX, and NASDAQ. AEI Capital Group received the award of Best Private Equity Firm (East Asia) in Fund Awards 2021 and 2022 granted by Wealth & Finance International (WFI).

Since January 2020, Mr. Tan has served as co-president of the Investment Banking Services Group at European Credit Investment Bank Ltd., where he leads its offshore investment banking services group to serve small-cap listed companies across the Asia Pacific whose capital market needs are still mostly underserved by onshore investment banks and global institutional investors. Mr. Tan has served on the board of directors of various high-growth companies across the Asia Pacific and acted as the Board advisor to various publicly listed companies across the Asia Pacific.

The Company’s fiscal year-end is May 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America or (“U.S. GAAP”).

Going Concern

As of May 31, 2025 the Company had $-0- in cash and cash equivalents. The Company had a net loss of $52,725 for the fiscal year ended May 31, 2025, had negative working capital of $52,725 and an accumulated deficit of $14,266,285 on May 31, 2025. Historically, the Company’s principal sources of liquidity have been cash provided by related parties. The Company’s operating results for future periods are subject to numerous uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities at the date of the financial statements. The most significant estimates relate to debt and liabilities. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less cash equivalents. As of May 31, 2025, and May 31, 2024, the Company had no cash on hand.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not sustained upon examination by taxing authorities.

The amount recognized is measured as the largest benefit that is greater than 50 percent likely to be realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions quarterly to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Net Loss per Share

The Company reports loss per share under A.S.C. Topic 260, “Earnings Per Share”, which establishes computing standards and presents earnings per share. The basic loss per share calculation divides the net loss allocable to common stockholders by the weighted-average shares of common stock outstanding during the period without considering common stock equivalents. The diluted loss per share calculation is calculated by adjusting the weighted-average shares of common stock outstanding for the dilutive effect of common stock equivalents, including stock options and warrants, outstanding for the period as determined using the treasury stock method. For the diluted net loss per share calculation purposes, common stock equivalents are excluded from the calculation because their effect would be anti-dilutive. Therefore, basic and diluted net loss per share applicable to common stockholders is the same for periods with a net loss.

Stock-Based Compensation

The Company accounts for stock compensation with persons classified as employees for accounting purposes under ASC 718 “Compensation-Stock Compensation”, which recognizes awards at fair value on the date of grant and recognition of compensation over the service period for awards expected to vest. The fair value of stock options is determined using the Black-Scholes Option Pricing Model. The fair value of common stock issued for services is determined based on the Company’s stock price on the issuance date.

The expansion of Topic 718 fell under A.S.U. 2018-07 to include share-based payment transactions for acquiring goods and services from non-employees. The measurement date for equity-classified non-employee share-based payment awards is no longer at the earlier date at which a commitment for performance by the counterparty is reached or the date at which the counterparty’s performance is complete. Instead, the grant date is now considered the measurement date. Under today’s guidance, the measurement of non-employee share-based payment awards with performance conditions is at the lowest aggregate fair value, often resulting in a zero value. The new A.S.U. aligns the accounting for non-employee share-based payment awards with performance conditions with accounting for employee share-based payment awards under Topic 718 by requiring entities to consider the probability of satisfying performance conditions. Current guidance requires entities to use the contractual term for the measurement of the non-employee share-based payment awards. The new A.S.U. allows entities to make an award-by-award election to use either the expected duration (consistent with employee share-based payment awards) or the contractual term for non-employee awards.

Recent Accounting Pronouncements

Other recent accounting standards issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the S.E.C., did not or are not believed by management to have a material impact on the Company’s present financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

As of May 31, 2024, Custodian Ventures, the company’s Custodian, had advanced $45,102 in the form of an interest-free demand loan. On December 6, 2023 and January 5, 2024, the Company awarded Custodian Ventures with two classes of Preferred Stock.

On June 20, 2024, Mr. David Lazar, the managing director of Custodian Ventures the “Seller” and AEI Capital Ltd. (the “Purchaser”) entered into a Stock Purchase Agreement (the “SPA”) dated May 16, 2024. Pursuant to the SPA, among other provisions, the Seller agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Seller a total of 10,000,000shares of Series A-1 Preferred Stock of the Company held in the name of the Seller (the “Purchased Shares”). The Purchased Shares represented 100% of the Company’s issued and outstanding Series A-1 Preferred Stock and 95% of the total voting power of issued and outstanding Preferred (upon conversion) and Common stock of the Company. Concurrently with this transaction Custodian Ventures forgave the balance due of $45,102 due from the Company. See Note 4. Equity.

As of May 31, 2025, a related party had advanced $18,584 in the form of an interest-free demand loan.

NOTE 4 – EQUITY

Common stock

As of May 31, 2025 the Company had 500,000,000 common shares with a par value $0.001 authorized. As of May 31, 2025 and 2024 there were 284,367,820 common shares issued and outstanding, respectively.

Preferred stock

On December 6, 2023, the Company awarded Custodian Ventures 55,000,000 Class A Preferred Stock, and 10,000,000 shares of newly designated Series A-1 Preferred Stock with a par value of $0.001. These shares were awarded for services performed and to cancel all advances made by the Custodian to the Company to enable the Company to pay for its operating expenses. The Class A Preferred Stock which was convertible on a 1 for 1 basis to common stock was valued at $0.0003 which was the trading price of the Company’s common stock on the date issuance of the Class A shares which equaled a value of $16,500. The 10,000,000 shares of Preferred A-1 stock, was convertible in 95% of the outstanding shares of common stock. The fair market selling price of comparable shell companies was determined to be $250,000 of which the Preferred A-1 stock granted a 95% interest which equaled a value of $237,500.

On January 5, 2024, Custodian Ventures converted its 55,000,000 Class A shares to 55,000,000 common shares. Simultaneously, the holder of 50,000,000 Class A shares also converted their shares to 50,000,000 shares of common stock.

As of May 31, 2025, there were 10,000,00 shares of Class A-1 Preferred shares with a par value of $0.001 authorized. As of May 31, 2025, 10,000,000 shares of Class A-1 Preferred Stock were issued and outstanding. Under the terms of the Certificate of Designation for the Series A-1 Preferred Stock, the 10,000,000 shares are convertible to a number of shares equal to 95% post conversion of the total number of issued and outstanding shares of common stock.

NOTE 5 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company has performed an evaluation of subsequent events from August 31, 2024, through September 11, 2025, the date the financial statements were issued. Based on the evaluation, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

UbuyHoldings, Inc.

Condensed Balance Sheets

(Unaudited)

	February 28,	May 31,
	2026	2025
ASSETS
Current assets:	$-	$-
Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$4,089	$34,141
Notes payable related parties	100,753	18,584
Total current liabilities	104,842	52,725

Commitments and contingencies	-	-

Stockholders’ Deficit:
Preferred Stock, Class A $0.10 par value -0- shares authorized, -0- and -0- shares issued and outstanding respectively, as of February 28, 2026 and May 31, 2025	-	-
Preferred Stock, Class A-1 $0.001 par value 10,000,000 shares authorized, 10,000,000 and 10,000,000 shares issued and outstanding respectively as of February 28, 2026 and May 31, 2025	10,000	10,000
Common stock, $0.001 par value, 7,000,000,000 shares authorized, 284,367,820 and 284,367,820 shares issued and outstanding respectively as of February 28, 2026 and May 31, 2025	284,368	284,368
Additional paid-in capital	13,919,192	13,919,192
Accumulated deficit	(14,318,402)	(14,266,285)
Total Stockholders’ deficit	(104,842)	(52,725)
Total liabilities and deficit	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

UbuyHoldings, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	February 28,	February 28,	February 28,	February 28,
	2026	2025	2026	2025
Operating expenses:
General and administrative	$24,059	$-	$52,117	$-
Total operating expenses	24,059	-	52,117	-
Loss from operations	(24,059)	-	(52,117)	-
Loss before income taxes	(24,059)	-	(52,117)	-
Provision for income taxes (benefit)	-	-	-	-
Net loss	$(24,059)	$-	$(52,117)	$-

Basic (loss) per common share	$(0.00)	$-	$(0.00)	$-
Diluted earnings per common share	$(0.00)	$-	$(0.00)	$-

Weighted-weighted average number of shares outstanding:
Basic	284,367,820	284,367,820	284,367,820	284,367,820
Diluted	284,367,820	284,367,820	284,367,820	284,367,820

The accompanying notes are an integral part of these unaudited condensed financial statements.

UbuyHoldings, Inc.

Condensed Statements of Changes in Stockholders’ Deficit

(Unaudited)

	Preferred A Stock		Preferred Stock Series A-1		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Value	Shares	Amount	Capital	Deficit	Deficit
Balance, May 31, 2024	-	$-	10,000,000	$10,000	284,367,820	$284,368	$13,874,090	$(14,213,560)	$(45,102)

Forgiveness of debt by related party							45,102		45,102

Net (loss)		-		-		-	-	-	-

Balance, August 31, 2024	-	$-	10,000,000	$10,000	284,367,820	$284,368	$13,919,192	$(14,213,560)	$-

Net (loss)		-		-		-	-	-	-

Balance, November 30, 2024	-	$-	10,000,000	$10,000	284,367,820	$284,368	$13,919,192	$(14,213,560)	$-

Net (loss)		-		-		-	-	-	-

Balance, February 28, 2025	-	$-	10,000,000	$10,000	284,367,820	$284,368	$13,919,192	$(14,213,560)	$-

	Preferred A Stock		Series A-1		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Value	Shares	Amount	Capital	Deficit	Deficit
Balance, May 31, 2025	-	$-	10,000,000	$10,000	284,367,820	$284,368	$13,919,192	$(14,266,285)	$(52,725)

Net (loss)		-		-		-	-	(20,308)	(20,308)

Balance, August 31, 2025	-	$-	10,000,000	$10,000	284,367,820	$284,368	$13,919,192	$(14,286,593)	$(73,033)

Net (loss)		-		-		-	-	(7,750)	(7,750)

Balance, November 30, 2025	-	$-	10,000,000	$10,000	284,367,820	$284,368	$13,919,192	$(14,294,343)	$(80,783)

Net (loss)		-		-		-	-	(24,059)	(24,059)

Balance, February 28, 2026	-	$-	10,000,000	$10,000	284,367,820	$284,368	$13,919,192	$(14,318,402)	$(104,842)

The accompanying notes are an integral part of these unaudited condensed financial statements.

UbuyHoldings, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Nine Months Ended	Nine Months Ended
	February 28,	February 28,
	2026	2025
Cash flows from operating activities
Net (loss)	$(52,117)	$-
Accounts payable and accrued liabilities	(30,051)	-
Net cash used in operating activities	(82,168)	-

Cash flows from financing activities:
Notes payable related parties	82,168	-
Net cash provided by financing activities	82,168	-

Net increase in cash and cash equivalents	$-	$-
Cash and cash equivalents at beginning of period	-	-
Cash and cash equivalents at end of period	$-	$-

Significant Non-Cash Transactions
Sale of Series A-1 Preferred Stock as forgiveness of notes payable-related party debt	$-	$45,102

The accompanying notes are an integral part of these unaudited condensed financial statements.

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

UbuyHoldings, Inc. (“we”, “us”, the “Company”, “UBUY”), f/k/a E-Pawn.Com, Inc. was incorporated in 1985 in the state of Nevada as Java, Inc. The Company changed its name to Wasatch International Corporation in 1995. It acquired E- Pawn, Inc. in February 2000, and the Company changed its name to E-Pawn.Com, Inc. Its wholly-owned subsidiary E-Pawn, Inc., began operations in 1999 to operate an Internet auction site and to acquire and operate complementary electronic commerce (e-commerce) businesses under its UBUYNETWORK.COM umbrella.

The Company filed its Form 10-K/A for the period ended May 31, 2000 on November 19, 2001 and has been dormant since that time. On July 26, 2023 as a result of a custodianship in Clark County, Nevada, Case Number: A-23-871247-B, Custodian Ventures LLC (“Custodian”), managed by Mr. David Lazar was appointed custodian of the Company. On the same date, Custodian appointed Mr. David Lazar as the Company’s Chief Executive Officer, President, Secretary, Chief Financial Officer, and Chairman of the Board of Directors.

On June 20, 2024 (the “Closing Date”), and effective on June 24, 2024 (the “Effective Date”), David Lazar (the “Seller”) and AEI Capital Ltd. (the “Purchaser”) entered into a Stock Purchase Agreement (the “SPA”) dated May 16, 2024. Pursuant to the SPA, among other provisions, the Seller agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Seller a total of 10,000,000 shares of Series A-1 Preferred Stock of the Company held in the name of the Seller (the “Purchased Shares”). The Purchased Shares represented 100% of the Company’s issued and outstanding Series A-1 Preferred Stock and 95% of the total voting power of issued and outstanding Preferred and Common stock of the Company. In connection with the transaction contemplated by the SPA and subsequent amendments, all previous officers of the Company resigned from their positions, and new officers designated by the Purchaser assumed their roles on June 24, 2024, with immediate effect.

Pursuant to the SPA and subsequent amendments, the Board of Directors (“Board”) appointed Mr. John Tan Honjian to fill a vacancy on the Company’s Board of Directors caused by the resignation of the Company’s sole Board Member, Mr. David Lazar. Such appointments and resignations became effective on June 24, 2024. Also, on the Effective Date, the Board appointed Mr. Honjian as President/CEO, CFO, and Secretary. As of the date of this Report, the Board and the Company’s officers consist of Mr. John Tan Honjian the CEO, and Mr. Mohd Azham bin Azudin the CFO.

The Company’s fiscal year end is May 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America or (“U.S. GAAP”).

Going Concern

As of February 28, 2026 the Company had $-0- in cash and cash equivalents. The Company had net loss of $52,117 for the nine months ended February 28, 2026, had negative working capital of $104,842 and an accumulated deficit of $14,318,402 on February 28, 2026. Historically, the Company’s principal sources of liquidity have been cash provided by operating activities, as well as financial support from related parties. The Company currently is custodianship and expects its Custodian, who has a demonstrated track record of funding custodianships he has undertaken, to provide financing for the next twelve months. The Company’s operating results for future periods are subject to numerous uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of asset and liabilities at the date of the financial statements. The most significant estimates relate to debt and liabilities. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less cash equivalents. As of February 28, 2026 the Company had no cash on hand.

Revenue Recognition

Effective June 1, 2018, the Company adopted Accounting Standards Codification (“A.S.C.”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). Results for reporting periods beginning after January 1, 2018, are presented under ASC 606. For the nine months ended February 28, 2026, the financial statements were not impacted due to the application of Topic 606 because the Company had no revenues.

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary for a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the audited financial statements as of and for the year ended May 31, 2025. The Company had no cash on hand.

Net Loss per Share

The Company reports loss per share under A.S.C. Topic 260, “Earnings Per Share,” which establishes computing standards and presents earnings per share. The basic loss per share calculation divides the net loss allocable to common stockholders by the weighted-average shares of common stock outstanding during the period without considering common stock equivalents. The diluted loss per share calculation is calculated by adjusting the weighted-average shares of common stock outstanding for the dilutive effect of common stock equivalents, including stock options and warrants, outstanding for the period as determined using the treasury stock method. For the diluted net loss per share calculation purposes, common stock equivalents are excluded from the calculation because their effect would be anti-dilutive. Therefore, basic and diluted net loss per share applicable to common stockholders is the same for periods with a net loss.

Stock-Based Compensation

The Company accounts for stock compensation with persons classified as employees for accounting purposes under ASC 718 “Compensation-Stock Compensation,” which recognizes awards at fair value on the date of grant and recognizes compensation over the service period for awards expected to vest. The fair value of stock options is determined using the Black-Scholes Option Pricing Model. The fair value of common stock issued for services is determined based on the Company’s stock price on the issuance date.

The expansion of Topic 718 fell under A.S.U. 2018-07 to include share-based payment transactions for acquiring goods and services from non-employees. The measurement date for equity-classified non-employee share-based payment awards is no longer at the earlier date at which a commitment for performance by the counterparty is reached or the date at which the counterparty’s performance is complete. Instead, the grant date is now considered the measurement date. Under today’s guidance, the measurement of non-employee share-based payment awards with performance conditions is at the lowest aggregate fair value, often resulting in a zero value. The new A.S.U. aligns the accounting for non-employee share-based payment awards with performance conditions with accounting for employee share-based payment awards under Topic 718 by requiring entities to consider the probability of satisfying performance conditions. Current guidance requires entities to use the contractual term for the measurement of the nonemployee share-based payment awards. The new A.S.U. allows entities to make an award-by-award election to use either the expected duration (consistent with employee share-based payment awards) or the contractual term for nonemployee awards.

Recent Accounting Pronouncements

Other recent accounting standards issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the S.E.C., did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

As of May 31, 2024, Custodian Ventures, the company’s Custodian, had advanced $45,102 in the form of an interest-free demand loan. On December 6, 2023, and January 5, 2024, the Company awarded Custodian Ventures with two classes of Preferred Stock.

On June 20, 2024, Mr. David Lazar, the managing director of Custodian Ventures, the “Seller,” and AEI Capital Ltd. (the “Purchaser”) entered into a Stock Purchase Agreement (the “SPA”) dated May 16, 2024. Pursuant to the SPA, among other provisions, the Seller agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Seller a total of 10,000,000 shares of Series A-1 Preferred Stock of the Company held in the name of the Seller (the “Purchased Shares”). The Purchased Shares represented 100% of the Company’s issued and outstanding Series A-1 Preferred Stock and 95% of the total voting power of issued and outstanding Preferred (upon conversion) and Common stock of the Company. Concurrently with this transaction, Custodian Ventures forgave the balance due of $45,102 due from the Company. See Note 4. Equity.

As of February 28, 2026, and May 31, 2025, a related party had advanced $100,753 and $18,584, respectively, in the form of an interest-free demand loan.

NOTE 4 – CAPITAL STOCK

Common stock

As of February 28, 2026, and May 31, 2025, the Company had 7,000,000,000 common shares with a par value of $0.001 authorized, with 284,367,820 and 284,367,820 issued and outstanding, respectively.

Preferred stock

On December 6, 2023, the Company awarded Custodian Ventures 55,000,000 shares of Class A Preferred Stock and 10,000,000 shares of newly designated Series A-1 Preferred Stock with a par value of $0.001. These shares were awarded for services performed and to cancel all advances made by the Custodian to the Company to enable the Company to pay for its operating expenses. The Class A Preferred Stock, which was convertible on a 1-for-1 basis to common stock, was valued at $0.0003, which was the trading price of the Company’s common stock on the date of issuance of the Class A shares, which equaled a value of $16,500. The 10,000,000 shares of Preferred A-1 stock were convertible in 95% of the outstanding shares of common stock. The fair market selling price of comparable shell companies was determined to be $250,000, of which the Preferred A-1 stock granted a 95% interest, valued at $237,500.

On January 5, 2024, Custodian Ventures converted its 55,000,000 Class A Preferred Stock into 55,000,000 common shares. Simultaneously, the holder of 50,000,000 Class A Preferred Stock also converted their shares into 50,000,000 shares of common stock.

As of February 28, 2026, there were 10,000,000 shares of Class A-1 Preferred Stock with a par value of $0.001 authorized, and 10,000,000 shares of Class A-1 Preferred Stock were issued and outstanding. Under the terms of the Certificate of Designation for the Series A-1 Preferred Stock, the 10,000,000 shares are convertible to a number of shares equal to 95% post conversion of the total number of issued and outstanding shares of common stock.

NOTE 5 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has performed an evaluation of subsequent events from February 28, 2026, through April 19, 2026, the date the condensed financial statements were issued. Based on the evaluation, the Company identified the following subsequent events:

In March 2026, all Preferred A-1 stock was converted to 5,402,988,580 common shares.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

UBUYHOLDINGS, INC.

Date: April 24, 2026	By:	/s/ John Tan Honjian
John Tan Honjian
Chief Executive Officer

Exhibit Index

Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Title of Document
3.1	Articles of Incorporation and Amendment thereto.
3.2	Bylaws
23.1	Consent of Independent Auditing Firm